UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

 Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): November 15, 2012

 Stericycle, Inc.

  (Exact name of registrant as specified in its charter)

Delaware	0-21229	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

 28161 North Keith Drive

 Lake Forest, Illinois 60045

(Address of principal executive offices including zip code)

 (847) 367-5910

(Registrant's telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]

Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

[    ]

Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)

[    ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2012, our Board of Directors accepted the resignation of James W.P. Reid-Anderson from the Board of Directors and the Board’s Compensation Committee, effective November 15, 2012.

On November 15, 2012, our Board of Directors, upon the recommendation of the Board’s Nominating and Governance Committee, elected Michael Zafirovski as a director to fill the vacancy created by Mr. Reid-Anderson’s resignation and appointed Mr. Zafirovski to the Board’s Compensation Committee.

Mr. Zafirovski, 59, has served as Senior Advisor to The Blackstone Group since October 2011.  Mr. Zafirovski previously served as Director, President and Chief Executive Officer of Nortel Networks Corporation from November 2005 to August 2009.  Prior to that, he was Director, President and Chief Operating Officer of Motorola, Inc. from July 2002 to January 2005, and remained a consultant to and a director of Motorola until May 2005.  He served as Executive Vice President and President of the Personal Communications Sector of Motorola from June 2000 to July 2002.  Prior to joining Motorola, Mr. Zafirovski spent nearly 25 years with General Electric Company, where he served in management positions, including 13 years as President and Chief Executive Officer of five businesses in the consumer, industrial and financial services arenas, his most recent being President and Chief Executive Officer of GE Lighting from July 1999 to May 2000.  Mr. Zafirovski also serves as a director of The Boeing Company, as chairman of the board of DJO Global, Inc. and as a member of the board of Apria Healthcare Group Inc.

There was no arrangement or understanding pursuant to which Mr. Zafirovski was elected a director, and there have been no related party transactions between us and Mr. Zafirovski.

On November 15, 2012, our Board of Directors, upon the recommendation of the Board’s Nominating and Governance Committee, elected Charles A. Alutto, President and Chief Executive Officer-elect, as a director to fill the vacancy arising because of the increase in the number of directors constituting the Board described in Item 5.03 of this Report.

Mr. Alutto, 46, joined us in May 1997 following our acquisition of the company where he was then employed. He became an executive officer in February 2011 and has served as President, Stericycle USA since January 2010. In February 2012, the Board of Directors selected Mr. Alutto to succeed Mark Miller as our Chief Executive Officer effective as of January 1, 2013. Mr. Alutto has over 23 years experience in healthcare waste and compliance services and has served in many leadership positions at Stericycle, including VP and Managing Director of Stericycle’s European business, Vice President of Stericycle’s hospital business and Area VP of Operations. Mr. Alutto received a B.S. degree in finance from Providence College and a M.B.A. degree in finance from St. John’s University.

There was no arrangement or understanding pursuant to which Mr. Alutto was elected a director, and there have been no related party transactions between us and Mr. Alutto.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 15, 2012, our Board of Directors amended our amended and restated bylaws to increase the number of directors constituting the Board of Directors from nine to ten and to provide for an executive chairman of the Board, i.e., a chairman of the Board elected by the Board from among the directors who are also officers or employees of the company.

This summary of the amendments to our bylaws is qualified in its entirety by the actual text of the amendments. A copy of the amendments is filed with this report as Exhibit 3(ii).1.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

The following exhibit is filed with this report:

3(ii).1

Amendments to Bylaws.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 19, 2012	Stericycle, Inc.

By:	/s/ Frank J.M. ten Brink

Frank J.M. ten Brink
Executive Vice President and Chief Financial Officer